Exhibit 99.2

FOR IMMEDIATE RELEASE

Calumet Specialty Products Partners, L.P. Enters into Support Agreement and Announces Commencement of Exchange Offer for up to $200 Million of Outstanding 7.625% Senior Notes due 2022 and Consent
Solicitation for Outstanding 11.00% Senior Notes due 2025

INDIANAPOLIS, July 6, 2020 /PRNewswire/ — Calumet Specialty Products Partners, L.P. (“Calumet” or the “Company”) (NASDAQ: CLMT) and Calumet Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”) today announced that, with the support of the holders of a majority of their 7.625% Senior Notes due 2022 (the “2022 Notes”) and 2025 Notes (as defined below), they have commenced a private exchange offer (the “Exchange Offer”) to each Eligible Holder (as defined below) of their 2022 Notes to exchange up to $200 million aggregate principal amount of 2022 Notes for up to $200 million aggregate principal amount (the “Maximum Exchange Amount”) of newly issued 9.25% Senior Secured First Lien Notes due 2024 (the “New Notes”), upon the terms and subject to the conditions set forth in the confidential offering memorandum, dated July 6, 2020 (the “Offering Memorandum”).

The Issuers have entered into a Support Agreement, dated July 6, 2020 (the “Support Agreement”) with holders (the “Supporting Holders”) of approximately 55.9% of the aggregate principal amount of outstanding 2022 Notes and 65.8% of the aggregate principal amount of outstanding 2025 Notes. Pursuant to the Support Agreement, the Supporting Holders have agreed to (i) validly tender their 2022 Notes in the Exchange Offer, (ii) deliver their Consents (as defined below) in connection with the Consent Solicitation (as defined below), (iii) not to withdraw or revoke any 2022 Notes tendered and any Consents delivered in the Exchange Offer and the Consent Solicitation, respectively, and (iv) cooperate with and support the Issuers’ efforts to consummate the Exchange Offer and Consent Solicitation.

The following table sets forth the consideration to be offered to Eligible Holders of the 2022 Notes in the Exchange Offer:

Title of Notes	CUSIP No. / ISIN	Aggregate Principal Amount of 2022 Notes Outstanding	Early Exchange Consideration(1)	Base Exchange Consideration(1)
7.625% Senior Notes due 2022	131477AL5 / US131477AL51	$350,000,000	$1,000 principal amount of New Notes	$950 principal amount of New Notes

(1) Total principal amount of New Notes for each $1,000 principal amount of 2022 Notes tendered and accepted for exchange.

The Issuers will accept 2022 Notes tendered by Eligible Holders (and not validly withdrawn) up to the Maximum Exchange Amount. To the extent 2022 Notes validly tendered (and not validly withdrawn) exceed the Maximum Exchange Amount, the Issuers will accept 2022 Notes on a prorated basis. 2022 Notes validly tendered (and not validly withdrawn) prior to the Early Tender Time (as defined below) will have no priority in acceptance over 2022 Notes validly tendered (and not validly withdrawn) after the Early Tender Time.

Subject to the tender acceptance and proration procedures described in the Offering Memorandum promptly after the Expiration Time (such date, the “Settlement Date”), (i) Eligible Holders tendering their 2022 Notes at or prior to 5:00 p.m., New York City time, on July 17, 2020, unless extended (such time and date as it may be extended, the “Early Tender Time”) will be eligible to receive $1,000 principal amount of New Notes for each $1,000 principal amount of 2022 Notes tendered for exchange (the “Early Exchange Consideration”) and (ii) Eligible Holders tendering their 2022 Notes after the Early Tender Time and at or prior to 11:59 p.m., New York City time, on July 31, 2020, unless extended (such time and date as it may be extended, the “Expiration Time”), will be eligible to receive $950 principal amount of New Notes for each $1,000 principal amount of 2022 Notes accepted for exchange (the “Base Exchange Consideration”), in each case, plus accrued and unpaid interest on the 2022 Notes accepted for exchange to, but not including, the Settlement Date. The Issuers currently expect the Settlement Date to be August 5, 2020.

In connection with the Exchange Offer, the Issuers have commenced a consent solicitation (the “Consent Solicitation”) to solicit consents (“Consents”) from holders of their outstanding 11.00% Senior Notes due 2025 (the “2025 Notes”) to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the 2025 Notes (the “2025 Notes Indenture”), to allow for the Issuers to consummate the Exchange Offer, upon the terms and subject to the conditions set forth in the confidential consent solicitation statement, dated July 6, 2020 (the “Consent Solicitation Statement”).

The Issuers must receive Consents from holders representing at least a majority of the outstanding principal amount of 2025 Notes to adopt the Proposed Amendments with respect to the 2025 Notes Indenture (the “Requisite Consents”). Upon receipt of the Requisite Consents to the Proposed Amendments, holders of the 2025 Notes who validly deliver (and do not validly revoke) Consents at or prior to 11:59 p.m., New York City time, on July 31, 2020, unless extended (each such holder, a “Consenting Holder”), will receive cash consideration equal to $2.50 per $1,000 in principal amount of 2025 Notes for which such Consenting Holders validly deliver (and do not validly revoke) a Consent. The payment of the Consent Fee is subject to the terms and conditions of the Consent Solicitation.

If the Issuers receive the Requisite Consents, the Proposed Amendments will be effected by a supplemental indenture to the 2025 Notes Indenture.

Following consummation of the Exchange Offer and the Consent Solicitation, the 2022 Notes held by holders whose 2022 Notes are not accepted for exchange in the Exchange Offer will rank effectively junior to the New Notes to the extent of the value of the collateral securing the New Notes. The 2025 Notes will remain outstanding and will continue to bear interest as provided in the 2025 Notes Indenture.

The Exchange Offer and the Consent Solicitation may be terminated, withdrawn, amended or extended at any time and for any reason. The Exchange Offer is not conditioned upon any minimum amount of 2022 Notes tendered or the receipt of the Requisite Consents to the Proposed Amendments.

Tenders of 2022 Notes in the Exchange Offer may be validly withdrawn, and delivery of Consents in the Consent Solicitation may be validly revoked, at any time prior to 5:00 p.m., New York City time, on July 17, 2020, unless extended (as it may be extended, the “Withdrawal Deadline”). 2022 Notes (including 2022 Notes tendered after the Withdrawal Deadline) may not be withdrawn from the Exchange Offer, and Consents delivered in respect of 2025 Notes (including Consents delivered after the Withdrawal Deadline) may not be revoked from the Consent Solicitation, after the Withdrawal Deadline, subject to applicable law.

The Exchange Offer will only be made, and the New Notes are only being offered and issued, to holders of 2022 Notes who are (a) reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (b) not “U.S. persons” as defined in Rule 902 under the Securities Act and are in compliance with Regulation S under the Securities Act (any such holder, an “Eligible Holder”). Only Eligible Holders who have completed and returned an eligibility letter are authorized to receive or review the Offering Memorandum or to participate in the Exchange Offer. Eligible Holders of the 2022 Notes who desire to obtain and complete an eligibility letter should contact the information agent and exchange agent, D.F. King & Co. Inc., at (800) 515-4479 (toll-free) or (212) 269-5550 (for banks and brokers), email calumet@dfking.com or at the website www.dfking.com/calumet.

Eligible Holders of the 2022 Notes and 2025 Notes are urged to carefully read the Offering Memorandum and the Consent Solicitation Statement, respectively, before making any decision with respect to the Exchange Offer or the Consent Solicitation, respectively. None of the Issuers, the dealer manager, the trustee with respect to the 2022 Notes, the 2025 Notes and the New Notes, the information and exchange agent, and information agent and tabulation agent or any affiliate of any of them makes any recommendation as to whether Eligible Holders of the 2022 Notes should exchange their 2022 Notes for New Notes in the Exchange Offer or whether holders of 2025 Notes should deliver Consents in the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender 2022 Notes and, if so, the principal amount of 2022 Notes to tender.

Questions regarding the Consent Solicitation Statement or the Consent Solicitation may be directed to D.F. King & Co. Inc. by phone at (800) 515-4479 (toll free) or (212) 269-5550 (collect) or by e-mail at calumet@dfking.com. Requests for copies of the Offering Memorandum and Consent Solicitation Statement may be directed to D.F. King & Co. Inc. at (800) 515-4479 (toll free) or by email to calumet@dfking.com.

The New Notes and the Exchange Offer have not been and will not be registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offer is not being made to Eligible Holders of 2022 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase or sell any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Barclays is acting as the sole dealer manager in the Exchange Offer.

Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates ten manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, New Jersey, Texas, and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the timing of the Exchange Offer and the Consent Solicitation and the expected participation by certain holders of 2022 Notes and 2025 Notes, (ii) the effect, impact, potential duration or other implications of the ongoing novel coronavirus pandemic and global crude oil production levels on our business and operations, (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the SEC, including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For Further Information:

Investor/Media Inquiry Contact
Alpha IR Group
Chris Hodges or Joe Caminiti
Phone: 312-445-2970
CLMT@alpha-ir.com

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